Exhibit 5.1

April 1, 2015

Re:                             Registration Statement on Form F-4; $1,000,000,000 Aggregate Principal Amount of the Company’s 5.25% Senior Notes due 2022

Ladies and Gentlemen:

We have acted as special U.S. counsel to Grifols Worldwide Operations Limited, a company incorporated under the laws of Ireland (the “Company”), the guarantors listed on Schedule I hereto organized under the laws of the State of Delaware (the “Delaware Guarantors”), and the guarantors listed on Schedule I hereto not organized under the laws of the State of Delaware (the “Foreign Guarantors” and together with the Delaware Guarantors, the “Guarantors”) in connection with the Registration Statement on Form F-4 (as amended, the “Registration Statement”), filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to $1,000,000,000 aggregate principal amount of the Company’s 5.25% Senior Notes due 2022 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Exchange Guarantees”). The Exchange Notes and the Exchange Guarantees are being issued pursuant to an indenture dated as of March 12, 2014 (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Exchange Notes are being offered by the Company in exchange for a like aggregate principal amount of its outstanding 5.25% Senior Notes due 2022.  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Exchange Notes and the Exchange Guarantees.

In giving this opinion, we have examined:

(i)                                     an executed copy of the Indenture,

(ii)                                  specimens of the Exchange Notes to be issued and delivered pursuant to the Indenture,

(iii)                               specimens of the Exchange Guarantees,

(iv)                              the Certificate of Incorporation of each of the Delaware Guarantors, each as amended and in effect on the date hereof,

(v)                                 the Bylaws of each of the Delaware Guarantors, each as amended and in effect on the date hereof, and

(vi)                              the resolutions of the Board of Directors of each of the Delaware Guarantors, each dated March 10, 2014.

In giving this opinion, we have assumed, with your permission, (i) the genuineness of all signatures, (ii) the legal capacity of natural persons and the authenticity of all documents we have examined, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all copies of documents submitted to us, and (v) the authenticity of the originals of such copies. As to questions of fact relevant to this opinion, with your permission and without any independent investigation or verification, we have relied upon, and assumed the accuracy of, oral or written statements and representations of officers and other representatives of the Company and the Guarantors and others. We also have assumed, with your permission and without any independent verification, (i) the valid existence and good standing of the Company and each of the Foreign Guarantors, (ii) that the Exchange Notes, the Exchange Guarantees and the Indenture (collectively, the “Documents”) have been duly authorized, executed and delivered by each of the parties thereto (other than the Delaware Guarantors), (iii) that the Documents constitute legally valid and binding obligations of the parties thereto (other than the Company and the Guarantors), enforceable against each of them in accordance with their respective terms, (iii) the adequacy of the consideration that supports the Guarantors’ agreement and the solvency and adequacy of capital of the Guarantors,  (iv) that the execution and delivery by each Foreign Guarantor of their respective Exchange Guarantee has not resulted in any breach or violation of, or conflict with, any statute, rule or regulation of such Foreign Guarantors’ jurisdiction of organization and (v) that the provisions of the Documents designating the law of the State of New York as the governing law for such Documents are valid and binding on each Foreign Guarantor under the laws of such Foreign Guarantor’s jurisdiction of organization. In addition, we have assumed that the Exchange Notes and each Exchange Guarantee will be executed and delivered by an authorized officer of the Company or respective Guarantor, as the case may be, substantially in the form examined by us.

Upon the basis of such examination, we advise you that, in our opinion,

(1)                                 The execution, delivery and performance by each Delaware Guarantor of its respective Exchange Guarantee have been duly authorized by all necessary corporate action on the part of such Delaware Guarantor.

(2)                                 When (i) the Registration Statement has become effective under the Securities Act and (ii) the Exchange Notes and Exchange Guarantees have been duly executed and, in the case of the Exchange Notes, authenticated in accordance with the Indenture, and issued and exchanged as contemplated by the Registration Statement, (1) the Exchange Notes will constitute valid and legally binding obligations of the Company and (2) the Exchange Guarantees will constitute valid and legally binding obligations of the respective Guarantors, enforceable in accordance with their terms and entitled to the benefits of the Indenture.

The foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We note that, with respect to all matters of Virginia, Spanish and Irish law, you are relying upon the opinions of Hunton & Williams LLP, Osborne Clarke Spain and Matheson, respectively, which are also filed as exhibits to the Registration Statement.

The foregoing opinions are subject to the following limitations and qualifications:

(A)                               The enforceability of the Documents may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing. In addition, we express no opinion as to the enforceability of (i) self-help provisions, (ii) provisions that purport to establish evidentiary standards, (iii) provisions exculpating a party from, or indemnifying a party for (or entitling a party to contribution in a case involving), its own gross negligence, willful misconduct or violation of securities or other laws, (iv) provisions relating to the availability of specific remedies or relief, or the release or waiver of any remedies or rights or time periods in which claims are required to be asserted, (v) provisions that allow cumulative remedies, late charges or default interest, (vi) provisions relating to the discharge of defenses or disclaimers, liability limitations or limitations of the obligations of any person or entity under any of the Documents or (vii) provisions relating to choice of law or forum.

(B)                               We express no opinion with respect to the effect of any provision of the Documents that is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto.

(C)                               We express no opinion with respect to the effect of any provision of the Documents imposing penalties or forfeitures.

(D)                               The enforceability of the Exchange Guarantees may be subject to statutory provisions and case law to the effect that a guarantor may be discharged if the beneficiary of the guaranty alters the original obligation of the principal, fails to inform the guarantor of material information pertinent to the principal, elects remedies that may impair the subrogation rights of the guarantor against the principal or otherwise takes or omits to take any action that prejudices the guarantor unless, in any such case, the guarantor validly waives such rights or the consequences of any such action.

(E)                                The above opinions are based solely upon laws, rulings and regulations in effect on the date hereof, and are subject to modification to the extent that such laws, rulings and regulations may be changed in the future. We undertake no obligation to advise you of facts or changes in law occurring after the date of this opinion which might affect the opinions expressed herein.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Registration Statement under the heading “Validity of Securities.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is based on the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind involved herein, including customary practice as described in bar association reports.

Very truly yours,

/s/ Proskauer Rose LLP

SCHEDULE I

Guarantors

Guarantor	Jurisdiction of Incorporation or Organization
Grifols, S.A.	Spain
Biomat USA, Inc.	Delaware, United States
Grifols Biologicals Inc.	Delaware, United States
Grifols Diagnostic Solutions Inc. (f/k/a Grifols Chiron Diagnostics Corp.)	Delaware, United States
Grifols Shared Services North America, Inc. (f/k/a Grifols Inc.)	Virginia, United States
Grifols Therapeutics, Inc.	Delaware, United States
Grifols Worldwide Operations USA, Inc.	Delaware, United States
Instituto Grifols, S.A.	Spain